UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 28, 2010

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29609	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Olive Way, Suite 400

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Michael S. Balsam resigned as Chief Strategy Officer of Onvia, Inc., effective December 31, 2010. Mr. Balsam entered into an Executive Transition Services Agreement with Onvia dated November 1, 2010, which provides that he will continue to serve as Chief Strategy Officer and provide transition services through December 31, 2010 (the “Separation Date”). Mr. Balsam will continue to receive his current base salary and benefits until the Separation Date. Under the agreement, Mr. Balsam will receive $135,000, which represents nine months of base salary, up to nine months of COBRA continuation coverage and accrued but unused paid time off (consistent with the treatment of employees generally), in exchange for a release and non-compete and non-solicitation obligations for one year from the Separation Date.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

November 3, 2010	By:	/s/ Henry G. Riner
Henry G. Riner Chief Executive Officer & President

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